                                                                               .
                                                                               .
                                                                               .

                                                                       EXHIBIT D

                                                  BEGINNING    INCOME FROM              LOSS FROM
   CENTERPOINT ENERGY, INC. ROLLFORWARD OF       BALANCE JUNE  CONTINUING              DISCONTINUED
             EQUITY (IN THOUSANDS)                 30, 2003    OPERATIONS   DIVIDENDS   OPERATIONS
---------------------------------------------------------------------------------------------------
SHAREHOLDERS' EQUITY
   Common stock                                  $     3,057           -          -            -
   Additional paid-in capital                      2,869,943           -          -            -
   Unearned ESOP stock                               (17,012)          -          -            -
   Retained earnings (deficit)                      (929,129)    183,034     (3,731)      (1,309)

   Net deferred loss from cash flow hedges and
    reclass of deferred loss to net income           (56,196)          -          -            -
   Benefits - minimum liability adjustment          (419,909)          -          -            -
                                                 -----------     -------     ------       ------
       TOTAL SHAREHOLDERS' EQUITY                $ 1,450,754     183,034     (3,731)      (1,309)
                                                 ===========     =======     ======       ======

                                                                 OTHER CHANGES
                                                  NET DEFERRED     IN STOCK-
                                                 LOSS FROM CASH   ISSUANCES OF
                                                  FLOW HEDGES    STOCK RELATED
                                                 AND RECLASS OF  TO BENEFIT AND ENDING BALANCE
   CENTERPOINT ENERGY, INC. ROLLFORWARD OF       DEFERRED LOSS     INVESTMENT   SEPTEMBER 30,
             EQUITY (IN THOUSANDS)               TO NET INCOME       PLANS           2003
----------------------------------------------------------------------------------------------
SHAREHOLDERS' EQUITY
   Common stock                                           -               3           3,060
   Additional paid-in capital                             -          (1,458)      2,868,485
   Unearned ESOP stock                                    -           7,470          (9,542)
   Retained earnings (deficit)                            -               -        (751,135)

   Net deferred loss from cash flow hedges and
    reclass of deferred loss to net income          (21,251)              -         (77,447)
   Benefits - minimum liability adjustment                -               -        (419,909)
                                                    -------          ------       ---------
       TOTAL SHAREHOLDERS' EQUITY                   (21,251)          6,015       1,613,512
                                                    =======          ======       =========

                                                                       EXHIBIT D

                                                              BEGINNING                  OTHER      ENDING BALANCE
CENTERPOINT ENERGY RESOURCES CORP. ROLLFORWARD              BALANCE JUNE             COMPREHENSIVE   SEPTEMBER 30,
OF EQUITY (IN THOUSANDS)                                      30, 2003     NET LOSS      LOSS             2003
------------------------------------------------------------------------------------------------------------------
STOCKHOLDER'S EQUITY
    Common stock                                            $          1         -            -               1
    Paid-in Capital                                            1,985,254         -            -       1,985,254
    Retained earnings                                            147,634   (10,233)           -         137,401
    Accumulated other comprehensive income (loss)                 19,497         -      (23,627)         (4,130)
                                                            ------------   -------      -------       ---------
       TOTAL STOCKHOLDER'S EQUITY                           $  2,152,386   (10,233)     (23,627)      2,118,526
                                                            ============   =======      =======       =========

                                                                       EXHIBIT D

  CENTERPOINT ENERGY HOUSTON ELECTRIC,     BEGINNING BALANCE                         ENDING BALANCE
LLC ROLLFORWARD OF EQUITY (IN THOUSANDS)     JUNE 30, 2003    NET INCOME   OTHER   SEPTEMBER 30, 2003
-----------------------------------------------------------------------------------------------------
MEMBER'S EQUITY
   Common Stock                              $         1              -        -                1
   Paid-in Capital                             2,205,039              -   (4,638)       2,200,401
   Retained earnings                             298,504        193,972        -          492,476
                                             -----------        -------   ------        ---------
      TOTAL COMMON STOCK EQUITY              $ 2,503,544        193,972   (4,638)       2,692,878
                                             ===========        =======   ======        =========

                                                                       EXHIBIT D

                                              BEGINNING                                      ENDING BALANCE
     TEXAS GENCO HOLDINGS, INC.            BALANCE JUNE 30,                                   SEPTEMBER 30,
ROLLFORWARD OF EQUITY (IN THOUSANDS)            2003         NET INCOME   DIVIDENDS   OTHER       2003
-----------------------------------------------------------------------------------------------------------
SHAREHOLDERS' EQUITY
    Common stock                             $          1           -           -        -             1
    Additional paid-in capital                  2,878,502           -           -      625     2,879,127
    Retained earnings                              26,862      82,406     (20,000)      (1)       89,267
                                             ------------      ------     -------     ----     ---------
       TOTAL SHAREHOLDERS' EQUITY            $  2,905,365      82,406     (20,000)     624     2,968,395
                                             ============      ======     =======     ====     =========